UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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National Technical Systems, Inc.

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NATIONAL TECHNICAL SYSTEMS, INC.
24007 Ventura Boulevard
Calabasas, California 91302

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To be held October 24, 2012

To the Shareholders of National Technical Systems, Inc.:

Notice is hereby given that the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of National Technical Systems, Inc., a California corporation (“NTS” or the “Company”), will be held at the Company’s facilities at 1536 East Valencia Avenue, Fullerton, California, 92831 on Wednesday, October 24, 2012 at 11:00 a.m., Pacific Time, for the purpose of considering and acting upon the following matters:

1.
Election of Directors.  To elect as Class I directors for terms expiring in 2015, and until their respective successors are duly elected and qualified, the following three nominees recommended by the Board of Directors: John Foster, William McGinnis and Donald Tringali.

2.
Ratify the Appointment of Independent Registered Public Accounting Firm.  To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2013.

3.
Transaction of Other Business.  To transact such other business and to consider and take action upon any and all matters that may properly come before the Annual Meeting or any adjournment or adjournments thereof.

Pursuant to the Company’s Bylaws, the Board of Directors has fixed the close of business on August 27, 2012 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.  For ten days prior to the Annual Meeting, a complete list of the shareholders entitled to vote at the Annual Meeting will be available for examination by any shareholder for any purpose relating to the Annual Meeting, during ordinary business hours at the Company’s principal offices located at 24007 Ventura Boulevard, Calabasas, California 91302.

Calabasas, California September 19, 2012	By Order of the Board of Directors, Michael El-Hillow Secretary

YOU ARE URGED TO VOTE BY MARKING, SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.  THE ENCLOSED PROXY IS BEING SOLICITED BY THE COMPANY’S BOARD OF DIRECTORS.

NATIONAL TECHNICAL SYSTEMS, INC.
24007 Ventura Boulevard,
Calabasas, California 91302

PROXY STATEMENT
For
ANNUAL MEETING OF SHAREHOLDERS
To be held October 24, 2012

INFORMATION CONCERNING SOLICITATION AND VOTING STOCK

General

This proxy statement (“Proxy Statement”) is furnished in connection with the solicitation of proxies for use at the 2012 Annual Meeting of Shareholders (the “Annual Meeting”) of National Technical Systems, Inc., a California corporation (“us,” “we,” “our,” “NTS” or the “Company”) to be held at the Company’s facilities at 1536 East Valencia Avenue, Fullerton, California, 92831 on Wednesday,  October 24, 2012 at 11:00 a.m., Pacific Time, and at any and all adjournments thereof.

It is anticipated that this Proxy Statement and the accompanying notice and form of proxy will be mailed to shareholders eligible to receive notice of, and to vote at, the Annual Meeting on or about September 19, 2012.

The Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2012 (the “Annual Report”) is being mailed with this Proxy Statement, but does not constitute part of the proxy solicitation material.  You may also view an electronic copy of the Annual Report free of charge on the Securities and Exchange Commission (“SEC”) website located on the Internet at www.sec.gov.

Voting of Proxies

We have enclosed a form of proxy for you to vote your shares at the Annual Meeting.  The proxy allows you to instruct the proxyholders designated in the proxy as to how to vote your shares at the meeting.  If you properly execute and complete your proxy and it is received in time for the Annual Meeting, your shares will be voted in accordance with your instructions specified on the proxy.

If you sign and return a proxy, but do not mark the proxy to indicate how the shares should be voted, the shares represented by your executed proxy will be voted “FOR” Proposal 1—the election of each of the director-nominees named herein, “FOR” Proposal 2—ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2013, and, if any other business is properly presented at the Annual Meeting, such proxy will be voted in accordance with the recommendations of management of the Company.

Revocability of Proxies

If you execute and deliver a proxy, you have the right to revoke it any time before it is exercised.  You may revoke it by giving notice in writing to the Corporate Secretary at 24007 Ventura Boulevard, Calabasas, California 91302.  You may also revoke a proxy by, executing and delivering a new proxy with a later date, casting an Internet or telephone vote at a later date, or by attending the Annual Meeting in person and voting or providing notice of your revocation at the Annual Meeting.

Proxy Solicitation Costs

The Board of Directors of the Company is soliciting proxies to be used at the 2012 Annual Meeting, and the Company is bearing the cost of this solicitation. The solicitation of proxies is being made initially by mail. Directors, officers and other employees of the Company may solicit proxies in person, by telephone, electronically, by mail or other means, but they will not be specifically compensated for these services.

Quorum; Voting Rights

The close of business on August 27, 2012, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. The outstanding voting securities of the Company at August 27, 2012 consisted of 11,451,287 shares of no par value common stock (“Common Stock”).  The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote will constitute a quorum for the transaction of business at the Annual Meeting, including, without limitation, a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies approving matters recommended by the Board of Directors.  Abstentions and broker “non-votes” are counted as present and entitled to vote for purpose of determining the presence or absence of a quorum.

Each shareholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in such shareholder’s name on the books of the Company as of the record date on any matter submitted to the shareholders. In voting for the election of directors, shareholders do not have the right to cumulate their votes.

A plurality of the votes cast in person or by proxy and entitled to vote at the Annual Meeting is required for the election of directors.  The affirmative vote of a majority of the shares represented at the Annual Meeting and a majority of the quorum to transact business at the Annual Meeting is required for ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2013.

Brokers who hold shares of Common Stock for the accounts of their clients may vote such shares either as directed by their clients or in their own discretion if permitted by the stock exchanges or other organizations of which they are members.  Members of the New York Stock Exchange (NYSE), including brokers, are permitted to vote their clients’ shares in their own discretion on certain matters if the clients have not furnished prior voting instructions.  However, the NYSE defines various proposals as “non-discretionary” or “non-routine” and brokers who have not received voting instructions from their clients as to such proposals do not have discretion to vote on those proposals.  Brokers do not have discretion to vote a client’s shares on non-routine matters such as Proposal 1. However, brokers do have discretion to vote a client’s shares on routine matters such as Item 2.  When a broker votes a client’s shares on some but not all of the proposals at a meeting, the shares that are not voted with respect to a particular proposal are referred to as “broker non-votes.”  Abstentions and broker non-votes will have no effect on the outcome of Proposal 1. Abstentions and broker non-votes will have the effect of an “AGAINST” vote on Proposal 2.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company has a classified Board of Directors, which currently consists of a total of nine directors, who are divided among the three classes.  All directors serve until their respective successors are duly elected and qualified.  At each annual meeting of the shareholders, directors in a class are elected for a term of three years to succeed the directors in that class whose terms expire at such annual meeting.

The term of the Company’s Class I directors will expire on the date of the upcoming Annual Meeting.  Accordingly, three persons are to be elected to serve as Class I directors.  The Nominating Committee of the Board of Directors selected, and the Board of Directors approved, John Foster, William McGinnis and Donald Tringali as nominees for election at the Annual Meeting. Each of the nominees is currently serving as a Class I director of the Company. If elected, Messrs. Foster, McGinnis and Tringali will serve as directors until the Company’s annual meeting of shareholders in 2015, and until their successors are duly elected and qualified.

Each of Messrs. Foster, McGinnis and Tringali has consented to be named in the Proxy Statement and has agreed to serve if elected, and management and the Board of Directors presently have no reason to believe that they will be unable to serve or will not serve. If any of the Board’s nominees becomes unable to serve or for good cause will not serve as a director, proxies granted using the enclosed proxy card will be voted for the election of such person as will be designated by the Board of Directors to replace such Board nominee. If the Board designates any substitute nominees, the Company will file an amended proxy statement that, as applicable, identifies the substitute nominees, discloses that such nominees have consented to being named in the revised proxy statement and to serve if elected, and includes certain biographical and other information about such nominees required by SEC rules.

Members of the Board of Directors

The following sets forth the names of, and certain information concerning, the Company’s directors and the director-nominees:

Name	Age	Position or Office	Director Since	End of Term

Class I Directors:
John Foster	53	Director	2009	2012(1)
William McGinnis	53	Chief Executive Officer and President	1994	2012(1)
Donald Tringali	54	Chairman of the Board	1999	2012(1)
Class II Directors:
Aaron Cohen	75	Vice Chairman of the Board	1975(2)	2013
Justin Jacobs	37	Director	2011	2013
Dan Yates	51	Director	2003	2013
Class III Directors:
John Gibbons	64	Director	2003	2014
Robert Lin	54	Director	1988	2014
Norman Wolfe	65	Director	2001	2014

(1)	Director-nominee slated for re-election at the Annual Meeting.
(2)
Mr. Cohen began serving as a director of the Company in 1975 and has served every year since then, except for the period of time from June 1988 until 1997 when he served as a director of the Company’s spin off United Education & Software, Inc. Small Business Administration regulations prohibited Mr. Cohen from serving as a director of the Company while he served on the board of United Education & Software, Inc.

Dr. John Foster has served as the Chief Executive Officer of Owl biomedical, Inc. a privately held developer of micro-chip based cell sorting technology for the biomedical industry since January 2012.  For more than five years prior to January 2012, Mr. Foster served as the Chairman and Chief Executive Officer of Innovative Micro Technology, Inc., a MEMS (micro-electromechanical systems) contract manufacturer and foundry. The Nominating Committee believes that Dr. Foster's background and experience in technology-driven companies, his public company chief executive officer experience, foreign company operational responsibilities, and experience in the development of innovative technologies provide substantial support for his nomination and service as a director of the Company.

William McGinnis is President and Chief Executive Officer of the Company. He has been associated with the Company continuously since 1980. The Nominating Committee believes that Mr. McGinnis' extensive management, operational and engineering experience and acumen, his long history with the Company, and his proven record of attaining operational and financial objectives under a variety of economic and competitive conditions provide substantial support for his nomination and service as a director of the Company.

Donald Tringali has been the Chairman of the Board since May 2010. Prior to that, he was Vice Chairman of the Board from June 2006.  He has been President of Augusta Advisory Group, a management consulting company, for more than five years. The Nominating Committee believes that Mr. Tringali's extensive prior experience as a senior corporate officer of a publicly traded company, consulting work with various businesses and organizations, experience as a lawyer, and broad knowledge of mergers, acquisitions, legal and financial matters affecting public companies provide substantial support for his nomination and service as a director of the Company.

Aaron Cohen is a founder, Vice Chairman of the Board and Senior Vice President, Corporate Development of the Company. He has been associated with the Company since 1961. Since 2007 Mr. Cohen has served on the Board of Directors of Tetragenex Pharmaceuticals, Inc. (OTC: TTRX).  The Nominating Committee believes that Mr. Cohen's long-time history with and significant knowledge of the Company as one of its founders, his prior experience as a chief executive officer and director of a public company, and extensive expertise in engineering operations provide significant support for his nomination and service as a director of the Company.

Justin Jacobs is a managing director with Mill Road Capital Partners L.P, a private investment firm focused on investing in and partnering with publicly traded micro-cap companies in the U.S. and Canada. Mr. Jacobs has been associated with Mill Road Capital since 2005.  Prior to joining Mill Road Capital, Mr. Jacobs worked at LiveWire Capital, an investment and management group focused on control, and operationally-intensive buy-outs of small companies. Prior to joining LiveWire, Mr. Jacobs was an investment professional in the private equity group at The Blackstone Group.  Mr. Jacobs is a member of the Board of Directors of Galaxy Nutritional Foods. He earned a B.S. with dual concentrations in finance and accounting from the McIntire School of Commerce at the University of Virginia where he graduated Beta Gamma Sigma, the highest academic distinction in the undergraduate business program.

Dan Yates has served as the President of Grandpoint Capital, Inc., a bank holding company, since January of 2012 when Grandpoint Capital, Inc. merged with Regents Bank, a La Jolla California-based commercial bank.   Mr. Yates continues to serve as Chief Executive Officer of Regents Bank, which he helped establish in 2001. The Nominating Committee believes that Mr. Yates' significant experience as president of a commercial bank, his extensive knowledge of commercial lending, and intimate knowledge of financing of a variety of commercial businesses and attainment of financial objectives provide substantial support for his nomination and service as a director of the Company.

John Gibbons has been an independent consultant since April 2004. Prior to April 2004, Mr. Gibbons was Vice Chairman of TMC Communications, Inc., a long distance, data and Internet services provider. He is a director of Deckers Outdoor Corporation, (NASDAQ: DECK), a designer, producer and brand manager of innovative, high-quality footwear. The Nominating Committee believes that Mr. Gibbons' extensive prior experience as a chief executive officer of several companies, directorship of other public companies and background as a certified public accountant, together with his financial experience and acumen, provide substantial support for his nomination and service as a director of the Company.

Robert Lin has been President and Chief Executive Officer of MTI-Marketing Techniques, Inc., a manufacturer and distributor of products for the advertising specialty and premium markets, for more than five years. The Nominating Committee believes that Mr. Lin's substantial service as the chief executive officer of a manufacturing and distribution company, operational responsibilities, significant experience with the Company and track record of achievement provide substantial support for his nomination and service as a director of the Company.

Norman Wolfe has been President and Chief Executive Officer of Quantum Leaders, Inc., a management consulting firm specializing in strategy execution, for more than five years. Mr. Wolfe holds an Advanced Professional Director Certification from the American College of Corporate Directors, a public company director education and credentialing organization. The Nominating Committee believes that Mr. Wolfe's substantial experience as chief executive officer of a company, extensive experience in providing consulting services to a broad spectrum of businesses, and deep knowledge and experience in corporate governance matters provide substantial support his nomination and service as a director of the Company.

None of the director-nominees was selected pursuant to any arrangement or understanding with the Company.  On June 27, 2011, we entered into a $14 million financing transaction with Mill Road Capital, L.P. (“Mill Road”).  In connection with the Mill Road financing we entered into certain agreements that gave Mill Road the right to appoint a member to our Board of Directors for so long as it owns 5% of our outstanding common stock.  Mill Road designated Justin C. Jacobs as its initial designee to our Board of Directors.

Director Independence

The Board of Directors has determined that each of the current directors and nominees listed above, except Aaron Cohen, Robert Lin, and William McGinnis, is, or would be if elected, an independent director of the Company within the meaning of Rule 5605(a)(2) of Nasdaq’s Listing Rules.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF
 JOHN FOSTER, WILLIAM McGINNIS AND DONALD TRINGALI AS CLASS I DIRECTORS.

*****

PROPOSAL NO. 2:
RATIFICATION OF APPOINTMENT OF REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm to audit its financial statements for the fiscal year ending January 31, 2013. The decision of the Board of Directors was based on the recommendation of the Audit Committee. Ernst & Young LLP has acted as the Company’s independent registered public accounting firm since its appointment during fiscal year 1990.  A representative of Ernst & Young LLP is not expected to be present at the Annual Meeting, but if present will be provided with the opportunity to make a statement if the representative desires to do so, and would expect to be available to respond to appropriate questions.

Although ratification by shareholders is not required by law, the Board of Directors has determined that it is desirable to request approval of this selection by our shareholders.  Notwithstanding its selection, the Board of Directors, in its discretion, may appoint a new independent registered public accounting firm at any time during the year if the Board of Directors believes that such a change would be in the best interests of the Company and its shareholders.  If the shareholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors may reconsider its selection.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE
FISCAL YEAR ENDING JANUARY 31, 2013.

*****

OTHER MATTERS

Management is not aware of any other matters to be presented for action at the meeting or any adjournment thereof. However, if any matters come before the meeting, it is intended that shares represented by proxy will be voted in accordance with the judgment of the persons voting them.

CORPORATE GOVERNANCE AND OTHER MATTERS

Leadership Structure

Since 2010 we have operated with an independent, nonexecutive director as the Chairman of the Board of Directors.  We believe that the separation of the roles of the Chairman and the Chief Executive Officer presents the best governance structure for the Company at this time and provides for independent oversight of management at the Board leadership level. The Chairman role provides our outside directors with a platform to control agendas and discussion for board meetings. In addition, the role creates a focal point for efficient communication between the Board of Directors and Company management.

The Board of Directors and Committees

The Board of Directors is responsible for the supervision of the overall affairs of the Company.  The Board of Directors held ten meetings during the last fiscal year. Each director attended at least 75 percent of the meetings of the Board of Directors and each Committee on which he served during the fiscal year ended January 31, 2012.

Audit Committee

The Company's Board of Directors has an Audit Committee consisting of Messrs. Foster, Gibbons and Yates.  Mr. Gibbons is Chairman of the Audit Committee. The function of the Audit Committee is to (a) select the Company’s independent registered public accounting firm, (b) review the scope and findings of the annual audit, (c) review accounting policies and procedures and the Company's financial reports, and (d) evaluate the internal controls employed by the Company. The Audit Committee held nine meetings during the year. The Board has determined that each of the Audit Committee members are "independent," as defined under the applicable Nasdaq listing standards and SEC rules and regulations. The Board of Directors has determined that Mr. Gibbons qualifies as an "audit committee financial expert" under SEC rules and regulations.  A copy of the written charter of the Audit Committee is available on our corporate website at www.nts.com. The charter may be found as follows: from our main web page, click on “Corporate Governance” at the bottom of the page.

Compensation Committee

The Company's Board of Directors has a Compensation Committee consisting of Messrs. Foster, Jacobs and Yates.  Mr. Yates is the Chairman of the Compensation Committee.  The function of the Compensation Committee is to consider and make recommendations to the Board of Directors on salaries, bonuses, and other forms of compensation for the Company's executive officers and to review Board compensation.  The Compensation Committee also administers the Company's stock option plan, long term incentive plan and senior executive retirement plan.  The Compensation Committee held six meetings during the year.  The Board of Directors has determined that all Compensation Committee members are "independent," as defined under the applicable Nasdaq listing standards and SEC rules and regulations. The Compensation Committee operates under a written charter.  A copy of the charter is available on our corporate website at www.nts.com under “Corporate Governance”.

The Compensation Committee retained Vision Link Advisory group to assist the Committee with its responsibilities regarding the Company's executive and director compensation programs during fiscal 2012.  Vision Link's fees for the consulting services provided to the Committee in fiscal year 2012 were $25,000 and $3,400 for additional services.  The Compensation Committee also retained Frederick W. Cook & Co. Inc. for assistance in evaluating compensation programs for non-employee directors and paid fees of $53,636 in fiscal 2012.

Governance Committee

The Company's Board of Directors has a Governance Committee consisting of Messrs. Gibbons, Tringali and Wolfe.   Mr. Wolfe is Chairman of the Governance Committee.   The function of the Governance Committee is to consider and make recommendations on matters related to the practices, policies and procedures of the Board of Directors and to take a leadership role in shaping the corporate governance of the Company.   The Governance Committee assesses the size and structure of the Board of Directors and Board committees.  The Governance Committee also administers an annual evaluation of the Board of Directors’ performance and effectiveness.  The Governance Committee held four meetings during the 2012 fiscal year.  The Governance Committee periodically reviews the composition of the board and identifies those qualities that support the Company’s strategic direction. The Committee does not have a formal diversity policy, but believes that diversity is an important consideration in evaluating board composition. Among the factors considered are personal, professional and cultural experiences that will ensure the board as a whole contributes a diversity of perspectives that represents the variety of stakeholders we serve. The Board of Directors has determined that all Governance Committee members are "independent," as defined under the applicable Nasdaq listing standards. The Governance Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available on our corporate website at www.nts.com and may be found as follows: from our main web page, click on “Corporate Governance” at the bottom of the page.

Nominating Committee

The Nominating Committee assists the Board of Directors in the selection of nominees for election to the Board. The Nominating Committee currently consists of Messrs. Gibbons, Tringali and Jacobs. Mr. Tringali is Chairman of the Nominating Committee. Mr. Jacobs joined the Nominating Committee on July 20, 2011.  The Nominating Committee held five meetings during the fiscal year ended January 31, 2012. (Four of those meetings were held prior to Mr. Jacobs joining the board and the Nominating Committee, at which time the Nominating Committee was comprised of Messrs. Gibbons, Tringali and Yates.) Each member of the Nominating Committee was and is deemed to be "independent," as defined under the applicable Nasdaq listing standards.

In evaluating potential nominees for the Board, the Nominating Committee considers a variety of factors, including high personal integrity and business ethics; strong interpersonal and problem solving skills; ability to contribute based on business experience and contacts; financial literacy and understanding of business metrics; ability to provide a different perspective to issues; knowledge of the Company’s business and/or industry; and corporate governance standards established by Nasdaq. Among the factors to be considered in evaluating a candidate are personal, professional and cultural experiences that will insure that the Board as a whole contributes a diversity of perspectives. A copy of the Nominating Committee charter is available on our corporate website at www.nts.com. The charter may be found as follows: from our main web page, click on “Corporate Governance” at the bottom of the page.

Code of Business Ethics

The Company has adopted a Code of Business Ethics applicable to the principal executive officer and senior financial executives, including the chief operating officer and chief financial officer of the Company, as well as all employees and directors of the Company. The Code of Business Ethics is published on the Company's website located on the Internet at www.nts.com, under "Corporate Governance."

Board’s Role in Risk Oversight

Our Board of Directors has an oversight role in managing our risk. Our Audit Committee regularly receives reports from senior management on areas of material risk, including operational, financial, legal and strategic risks. The Audit Committee receives these reports in order to enable it to understand management’s views on risk identification, risk management and risk mitigation strategies. The Audit Committee, or if appropriate the full Board of Directors or another committee, will periodically request that management evaluate additional potential risks, provide additional information on identified risks, or implement risk remediation procedures.

Board Effectiveness

It is important that our Board of Directors and its committees are performing effectively and in the best interests of our company and our stockholders. Toward that end, our board of directors performs an annual self-assessment, led by the chair of the Governance Committee, to evaluate its effectiveness in fulfilling its obligations.

Director Attendance at Annual Meeting

The Company does not have a policy regarding director attendance at the Company's annual meetings of shareholders, although it encourages all directors to attend. Eight of our current directors attended the Company's 2011 annual meeting of shareholders.

EXECUTIVE OFFICERS

The following table sets forth the names of, and certain information concerning, the Company’s executive officers who do not also serve as directors:

Name	Age	Position
Douglas Briskie	48	Senior Vice President, Corporate Development. Mr. Briskie has served as Senior Vice President Corporate Development since 2007, and has been associated with the Company since 1987.
Derek Coppinger	42	Senior Vice President, Corporate Development. Mr. Coppinger has been Senior Vice President Corporate Development since 2007, and has been associated with the Company since 1998.
Michael El-Hillow	60
Senior Vice President, Chief Financial Officer, Chief Accounting Officer and Corporate Secretary. Mr. El-Hillow is a certified public accountant, and was appointed our Chief Financial Officer on July 25, 2012.  From 2007 to 2011, Mr. El-Hillow was with Evergreen Solar, Inc. (OTC:ESLRQ), a Marlborough, MA-based developer, manufacturer and marketer of solar modules and panels.  In 2007 he joined that company’s management team as its Chief Financial Officer, and from 2009 to 2010 he was also Chief Operations Officer. In late 2010, he was appointed as Chief Executive Officer with the mandate to restructure or sell the company. Mr. El-Hillow successfully led the company through a restructuring under U.S. bankruptcy protection beginning in August 2011 and a sale of its assets in November 2011.  Prior to 2007, Mr. El-Hillow has spent 17 years serving in senior management positions with public and private companies following a 16 year career with Ernst & Young LLP.

Dwight Moore	49	Senior Vice President, Chief Operating Officer. Mr. Moore has been the Chief Operating Officer since 2006 and has been associated with the Company since 1997.

None of the executive officers was selected pursuant to any arrangement or understanding other than with the Company’s executive officers acting within their capacities as such.

Mr. El-Hillow replaced our prior Chief Financial Officer, Raffy Lorentzian, effective July 25, 2012.  As described further below, on April 5, 2012, we entered into a letter agreement with Mr. Lorentzian regarding his separation from the Company.  The separation agreement became effective on April 12, 2012 and Mr. Lorentzian’s employment with the Company terminated on July 31, 2012.

EXECUTIVE COMPENSATION

Compensation programs

Salary

We design our compensation programs to provide our executive management with a level of assured cash compensation in the form of base salary that is commensurate with their professional status and accomplishments and which is also intended to be competitive in the marketplace.

Short Term Bonus Plan

We maintain a Short Term Bonus Plan which provides our executive officers the ability to earn cash bonuses based on the achievement of performance targets. The size of the bonus payment and the performance targets for the Short Term Bonus Plan are set annually by the Compensation Committee.  The Short Term Bonus Plan has been used to align executive compensation with the Company’s short term operating goals.  Historically, the performance targets have been based on a combination of performance objectives that are customized for each executive on the basis of his or her management responsibilities.

Long Term Incentive Plan

We adopted a Long Term Incentive Plan (“LTIP”) in  2006 and another in 2010.  The 2010 LTIP replaced the 2006 LTIP and no further awards are being made under the 2006 LTIP.  The 2006 LTIP and 2010 LTIP provide participants, including the named executive officers, with the right to earn additional incentive cash compensation.  The LTIPs are intended to align executive compensation with shareholders interests in long term growth in the value of the Company’s common stock and motivate participants to contribute to the growth and profits of the Company.

The amount and terms of any awards under the 2006 LTIP or the 2010 LTIP are established by the Compensation Committee and reviewed with the Compensation Committee’s compensation consultant against compensation programs of peer companies.  Participants must generally continue to render service with the Company during the award period in order to receive payment.

Awards under the 2006 LTIP consist of either phantom stock full-value awards and/or phantom appreciation-only awards.  The value of an award is determined by a weighted average of the Company’s diluted earnings per share over the prior three fiscal years.  The diluted earnings per share for each year will be weighted 50% for the most recent year, 35% for the preceding year and 15% for the second most recent year. This weighted average is multiplied by twenty to determine the value of award for the purposes of the plan.  Full value awards are determined based on this value at maturity of the award and an appreciation-only award provides the participant with the increase in such values between the times of grant and maturity.  Settlement of awards generally occurs on the earlier of the fourth anniversary of the year of grant or a change in control of the Company or certain qualifying terminations of employment and settlement is provided in cash within 90 days of the award’s maturity.

Awards under the 2010 LTIP consist of either phantom stock full-value awards and/or phantom appreciation-only awards.  The value of an award is determined by the arithmetic average of the Company’s closing stock price over the 20 business days prior to the payment date.  Full value awards are determined based on this value at maturity of the award and an appreciation-only award provides the participant with the increase in such values between the times of grant and maturity.  Settlement of awards generally occurs on the earlier of: the fifth anniversary of the year of grant, a change in control of the Company, or certain qualifying terminations of employment.  Settlement is provided in cash within 90 days of the award’s maturity.  The Company has the option to pay up to 50% of value of the award, as long as the Company is publicly traded, through delivery of vested shares of the Company’s common stock valued on the basis of the prior trading day’s closing price.  Any settlement through shares of the Company’s common stock would have to be in compliance with applicable securities laws and the listing requirements of any stock exchange on which the Company’s common stock is traded.

Equity Incentive Plan

We have two equity based compensation plans: the 2002 Stock Option Plan and the 2006 Equity Incentive Plan.  The 2006 Equity Incentive Plan replaced the 2002 Stock Option Plan, which was terminated and no further options will be granted under the 2002 Stock Option Plan.  The 2002 Stock Option Plan was administrated by the Compensation Committee and authorized the Company to grant incentive and non-qualified stock options to employees and directors.  Options issued under the 2002 Stock Option Plan to our named executive officers in prior years are disclosed under “Outstanding Equity Awards” below.  The 2006 Equity Incentive Plan is administrated by the Compensation Committee and authorizes the Company to grant incentive and non-qualified stock options as well as stock awards to employees or non-employee directors.  There were 300,000 shares of stock reserved for issuance under the 2006 Equity Incentive Plan.  The shares issued under the 2006 Equity Incentive Plan have been issued as restricted shares, subject to vesting.  The non-vested shares have a vesting period of four years.  As of January 31, 2012, 296,509 shares of common stock had been issued under the 2006 Equity Incentive Plan and 3,491 shares were reserved for future issuance.

Supplemental Executive Retirement Plan

In 2006, our Compensation Committee and our Board of Directors approved and adopted the National Technical Systems, Inc. Supplemental Executive Retirement Plan, which was amended and restated in 2008 (the “SERP”). The SERP is an unfunded nonqualified deferred compensation plan under the Internal Revenue Code of 1986, as amended. Participants include a select group of officers or highly compensated employees of the Company who are selected by the Compensation Committee to receive benefits under the SERP. The SERP was adopted to incentivize our executive officers to remain with the Company through retirement age.

The amount that the Company credits on behalf of a participant each year is based upon a participant’s salary, years to retirement, and date of entry into the plan.  This amount may vary from participant to participant and from year to year as determined by the Compensation Committee.  Accumulated credit balances accrue interest which is compounded monthly at an annualized rate of 5.5%.

Credits under the SERP vest on the basis of 20% per full year of continued service.  Participants will forfeit any unvested benefits as of the date of termination of employment or other termination events, except that all unvested benefits shall become fully vested if termination of employment is due to retirement, death, or disability of a Participant. Additionally, all unvested benefits shall become fully vested for participants with ten or more years of service with the Company upon a change of control of the Company.  A change of control is defined as either a change in the ownership of the Company, a change in the effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company as such terms are defined under Section 409A of the Internal Revenue Code.  In the event a participant’s service is terminated for cause, his or her SERP benefit and any future benefit payments are subject to immediate forfeiture.

Payment of earned benefits will be provided in (i) fifteen annual installment amounts after retirement or (ii) a lump sum within 90 days after termination of employment for participants whose employment terminates due to death or disability and (iii) five annual installments after other types of termination of employment.

The Company contributed an aggregate of $656,000 to the SERP in fiscal year 2012 and $750,000 in fiscal year 2011  and paid premium charges of $43,000 and $61,000 in fiscal years 2012 and 2011 for all participants, respectively, for life insurance policies with the Company designated as the beneficiary.  The SERP includes aggregate investments with a fair value of $3,318,000 at January 31, 2012, consisting of money market and mutual funds.

Summary Compensation Table

The table below summarizes the total compensation paid or earned by (i) each individual serving as our principal executive officer during the fiscal year ended January 31, 2012, (ii) the two most highly compensated executive officers, other than the individual serving as our principal executive officer, who were serving as our executive officers as of January 31, 2012, and (iii) any individuals who would have qualified under the foregoing clause (ii) but for the fact that such individuals were not serving as our executive officers as of January 31, 2012. For fiscal 2012, we had three executive officers that satisfy the foregoing criteria. Collectively, the executive officers named in the following table are referred to as our "named executive officers."

Name and Principal Position	Fiscal Year End	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)		All Other Compensation ($)		Total ($)
William McGinnis,	2012	$347,162	$31,592	----	----	$	----	$94,028	(5)	$472,782
President and Chief Executive Officer	2011	$347,162	$100,742	----	----		$158,855	$83,325	(5)	$690,084
Dwight Moore,	2012	$241,900	$13,305	----	----	$	----	$29,801	(6)	$285,006
Sr. Vice President and Chief Operating Officer	2011	$241,900	$67,035	----	----		$93,043	$22,492	(6)	$424,470
Raffy Lorentzian (7),	2012	$220,420	$14,327	----	----	$	----	$49,376	(6)	$284,123
Sr. Vice President and Chief Financial Officer	2011	$220,420	$63,963	----	----		$100,860	$36,257	(6)	$421,500

(1)
Represents bonuses awarded in accordance with the Company’s existing Short Term Bonus Plan.  For fiscal 2012, each named executive officer’s target bonus was set at 50% of their salary.  Eighty percent of the bonus was based on the financial performance and twenty percent was based on achievement of management objectives, including successful implementation of the ERP system within budget, and meeting accounts receivable days outstanding and gross margin targets.  The Company did not meet the financial performance targets but the named executive officers did receive a portion of their bonus based on achievement of management objectives.  The aggregate payout of the bonus against target for the named executive officers in fiscal 2012 was: Mr. McGinnis 19%, Mr. Moore 14% and Mr. Lorentzian 16%.

(2)	We did not grant any stock awards to our named executive officers for the fiscal years ended January 31, 2012 and 2011.
(3)	We did not grant any stock option awards to our named executive officers for the fiscal years ended January 31, 2012 and 2011.
(4)
Represents the amount earned by the named executive officers pursuant to the 2006 LTIP.  The amount indicated represents amounts earned in each fiscal year and not amounts paid. In aggregate our named executive officers hold the following number of apprecation-only awards under the 2006 LTIP at January 31, 2012:  Mr. McGinnis 351,998, Mr. Moore 212,998, and Mr. Lorentzian 228,863.  Our named executive officers received appreciation-only awards under the 2010 LTIP in the following amounts at January 31, 2012:  Mr. McGinnis 250,000, Mr. Moore 142,000, and Mr. Lorentzian 105,000.  Each of these 2010 awards was issued at a grant price of $7.50 and vest over an award period of five years. There were no incentive amounts earned under the 2006 LTIP in fiscal year 2012 due to the decrease in earnings per share for the fiscal year.   There were no incentive amounts earned under the 2010 LTIP in fiscal 2012 due to the price of  the common stock trading below the $7.50 grant price on each outstanding award.

(5)	Represents annual vested amount pursuant to the SERP, plus premiums towards life insurance of $9,100. Amount for 2012 includes $19,375 for reimbursement of uninsured medical expenses.
(6)	Represents annual vested amount pursuant to the SERP.
(7)	Mr. Lorentzian served as our Chief Financial Officer for fiscal 2011 and 2012. Mr. Lorentzian separated from his employment with the Company on July 31, 2012.

Outstanding Equity Awards

The table below summarizes the current holdings of option awards by our named executive officers for fiscal year ended January 31, 2012.  Each option grant is shown separately for each named executive officer.  Each of the options identified below was granted under the 2002 Stock Option Plan, has a term of ten years and vested at a rate of 25% on each anniversary of the date of grant.

	Option Awards
	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Options UnExercisable	Option Exercise Price	Option Expiration Date
Name	(#)	(#)	($)
William McGinnis	22,000	-	$4.45	6/27/2013
	15,000	-	$4.56	6/28/2014
	25,000	-	$4.76	12/1/2015
Dwight Moore	11,000	-	$4.45	6/27/2013
	5,000	-	$4.56	6/28/2014
	17,500	-	$4.76	12/1/2015
Raffy Lorentzian	5,000	-	$2.92	12/13/2012
	4,000	-	$4.45	6/27/2013
	5,000	-	$4.56	6/28/2014
	13,000	-	$4.76	12/1/2015

Employment Agreements

We have not entered into employment agreements with any of the named executive officers.

On April 5, 2012, we entered into a letter agreement with Raffy Lorentzian, our former Chief Financial Officer, regarding his separation from the Company.  Under the terms of the separation agreement, we agreed to make certain severance payments to Mr. Lorentzian, including a lump sum payment on April 30, 2012 in the total gross amount of one year’s base salary ($220,420), less applicable withholdings, and reimbursement of the expense of maintaining Mr. Lorentzian’s current health benefits under COBRA for 12 months following the termination date.  Mr. Lorentzian is also entitled to receive any bonus amount earned under the Company’s Short Term Bonus Plan for fiscal 2012, as well as payment of any vested rights under the LTIP and SERP in accordance with the terms of those plans.  In exchange for the severance payments, Mr. Lorentzian and the Company executed a release.  The separation agreement also provides that if the Company meets the financial performance targets adopted under the Short Term Bonus Plan for fiscal 2013, Mr. Lorentzian will be entitled to receive a pro rata portion of his bonus, based on the actual number of months he was employed during the fiscal year.  In addition, if any specified change in control event (as defined in the separation agreement) occurs within eighteen months following the termination date, Mr. Lorentzian will be entitled to payment of a bonus equal to one year’s base salary, or a prorated portion of that amount if the change in control event occurs within 36 months following the termination date.

Change-in-Control Agreements

The Company has entered into change-in-control severance agreements with certain executive officers and key employees of the Company including our named executive officers. These agreements are intended to provide the continuity of management in the event of a change-in-control of the Company. The agreements provide that the covered executive officers and key employees could be entitled to certain severance benefits following a change in control of the Company, if either their employment is terminated by the Company without cause or they resign their employment for good reason following certain adverse material changes to the terms of their employment. Under the change-in-control severance agreements, a change-in-control would include any of the following events: (i) any "person," as defined in the Securities Exchange Act of 1934, as amended, acquires 50 percent or more of the Company's outstanding voting securities or (ii) shareholders approve certain mergers, or liquidation, or sale of the Company's assets.

Pursuant to the change-in-control severance agreement, if a named executive officer experiences a qualifying termination of employment within twelve months following a change in control of the Company, he or she will receive a payment equal to two times his or her “annual compensation” (as defined in the agreement), the same percentage of Company-paid health insurance benefits as were provided before the change in control for two years after termination of employment, and full accelerated vesting of all outstanding stock options.  If the qualifying termination of employment occurs between twelve and twenty-four months following a change in control of the Company, he or she will receive a payment equal to one times his or her annual compensation, the same percentage of Company-paid health insurance benefits as were provided before the change in control for one year after termination of employment, and full accelerated vesting of all outstanding stock options.  Payment of severance benefits are conditioned on the named executive officer providing the Company with a release of claims and executing a separation agreement with the Company.  The cash severance will be paid in a single lump sum payment between the 55th and 70th day after termination of employment.  In addition, the severance benefits for a named executive officer will be reduced if the named executive officer would retain a greater amount of after-tax benefits by avoiding the imposition of golden parachute excise taxes under Internal Revenue Code sections 280G and 4999.

Risk Considerations in our Compensation Programs

Our Compensation Committee does not believe our compensation program encourages excessive or inappropriate risk taking. We structure our executive compensation to consist of primarily fixed compensation with cash and non-cash incentive programs.  The base salary portion of compensation is designed to provide a steady income regardless of our stock price performance, so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business metrics.  Our cash incentive program has traditionally been weighted on multiple financial metrics including revenues, operating income and other management objectives.  Those metrics are evaluated each year based on perceptions of operating issues most critical to the Company's short and long term success.  Our equity incentive grants have traditionally been structured to provide longer term incentive.  Our Compensation Committee feels that this compensation package strikes a balance between providing secure compensation and appropriate short term and long term incentives, such that our executives are not encouraged to take unnecessary or excessive risks.

DIRECTOR COMPENSATION

We use a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on our Board.  In setting director compensation, we consider the significant amount of time that our directors spend fulfilling their duties to our Company as well as the skill level required by our board members.  We seek to provide director compensation that is competitive with the compensation offered by our peer group of companies and is fair and appropriate in light of the responsibilities and obligations of our independent directors.

Cash Compensation Paid to Board Members

For the fiscal year ended January 31, 2012, we paid the non-employee members of our board an annual cash retainer and additional cash compensation based upon committee memberships and chairmanships.  Each of our non-employee directors is compensated $61,428 per year for their service on our board of directors. Any non-employee director serving as chairman of our board of directors is paid additional board fees of $31,752 and Chairman fees of $30,000 per year. Non-employee directors are also compensated for service on standing committees at a rate of $6,000 per year and $12,000 per year for service as a committee chair ($30,000 in the case of the Audit Committee chair).  Compensation for services on special committees of the board is determined on a case by case basis. It is also our policy to reimburse our directors for their reasonable out-of-pocket expenditures.  Directors who are also our employees do not receive any compensation for their services as directors.

Restricted Stock Program

Our compensation philosophy has been moving away from making grants of stock options.  Therefore, no option awards were granted in the fiscal year ended January 31, 2012.  Our non-employee directors did, however, receive restricted stock awards.  On September 27, 2011 we granted our non-employee directors an aggregate of 41,468 shares of restricted stock under the 2006 Equity Incentive Plan in connection with their services rendered prior to July 1, 2011. The stock price on the date of grant was $5.36 per share.  Restricted stock awards are subject to repurchase rights in favor of the company on a termination of service and vest over four years of service at the rate of 25% annually on the anniversary of the date of grant.

The Company does not have sufficient shares of Common Stock reserved for issuance under a shareholder approved plan to continue the issuance of restricted stock to directors.  After reviewing alternatives for replacing the equity compensation, including recommendations from Frederick W. Cooke & Co., Inc., an independent compensation consultant, the Compensation Committee recommended, and the Board of Directors approved, a program of paying non-employee directors an additional cash compensation equal to the dollar value of the equity compensation that would have otherwise been paid in restricted stock after July 1, 2011.  The program includes a policy requesting that each director (other than the Mill Road Designee) purchase shares of the Company’s common stock in the open market equal to a minimum of $144,000 over five years.  The Compensation Committee will evaluate the efficacy of the program in light of insider trading restrictions, the limited liquidity in the corporation’s public float, and changes in market conditions.

Director Summary Compensation Table

The table below summarizes the compensation we paid to our non-employee directors for the fiscal year ended January 31, 2012.

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total
Name (1)	($)(2)	($)(3)	($)(4)	($)
John Foster	66,198	31,752	----	97,950
John Gibbons	97,198	31,752	----	128,950
Robert Lin	48,198	31,752	----	79,950
Donald Tringali	200,220	63,504	----	263,724
Norman Wolfe	60,198	31,752	----	91,950
Dan Yates	77,198	31,752	----	108,950

(1)
William McGinnis and Aaron Cohen are each employees of the Company and receive no additional compensation for their services as a director. Jack Lin served as a director of our Company until his resignation on April 7, 2011.  During fiscal 2012, Dr. Lin was an executive officer of our Company until his resignation, and received no additional compensation for his services provided as a director.  On January 1, 2012 the Company entered into an Employment and Retirement Benefits Agreement with Aaron Cohen (the “Employment Agreement”), providing for a base salary of $220,000 in his role as Senior Vice President, as adjusted by the Board of Directors from time to time.  Mr. Cohen is also entitled to participate in any cost of living adjustments in health, medical and insurance benefits on parity with other executive officers.  Under the terms of the Employment Agreement Mr. Cohen is eligible to participate in the Company’s Short Term Bonus Plan, but he is not eligible to participate in the Company’s equity incentive plans, LTIP or SERP.  Following Mr. Cohen’s retirement or termination of employment from the Company, other than termination for “Cause”, he will be entitled to retirement benefits of $6,666 per month during his lifetime as well as a medical expense reimbursement of up to $27,450 annually.  In addition, if at the time of termination of employment there has not been a change in control of the Company and Mr. Cohen’s employment is being terminated without “Cause” (as defined in the Employment Agreement) by the Company, then Mr. Cohen will also be eligible to receive a severance payment equal to two times his then current annual base salary at the time of separation.  The severance payment is payable in a single lump sum payment 30 days after separation of employment.  In order to receive the retirement and severance benefits, Mr. Cohen must be in continuing compliance with any applicable post employment obligations and must execute a complete release of claims in favor of the Company.

(2)	During fiscal 2012, Mr. Tringali received $97,500, Mr. Gibbons received $13,000 and Mr. Yates received $13,000 as compensation related to special committee services.
(3)
Reflects the value as of the grant date of stock awards received in fiscal year 2012.  As of January 31, 2012, each director has the following number of non-vested restricted stock awards outstanding: John Foster: 12,931; John Gibbons: 15,289; Robert Lin: 15,289; Donald Tringali: 30,578; Norman Wolfe: 15,289, and Dan Yates: 15,289.

(4)
We did not grant any stock option awards to our directors for the fiscal year ended January 31, 2012. As of January 31, 2012, each director has the following number of outstanding options: John Gibbons: 17,500; Norman Wolfe: 10,000, and Dan Yates: 17,500.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Family Relationships

Robert I. Lin, a member of our Board of Directors, is the son of Dr. Jack Lin, a co-founder and former Chairman of the Board who resigned from the Company effective April 7, 2011.  There are no other family relationships among the Company's current directors and executive officers.

Policies for Review of Related Party Transactions

Our Board of Directors has approved a written policy for the review, approval or ratification of all related party transactions with a value above $120,000, including loans between us and our officers, directors and principal stockholders and their affiliates. Under the charter of the Audit Committee of our board of directors, that committee is responsible for considering related party transactions and for recommendation of what action is to be taken, if any, by our Board of Directors. All related party transactions are to be on terms no less favorable to us than those that we could obtain from unaffiliated third parties. We believe that all of the transactions described below were reviewed and approved under the foregoing policies and procedures.

Related Party Transactions

Except for compensation of our officers and directors reflected in the tables above, we had no related party transactions within the meaning of applicable SEC rules for the year ended January 31, 2012.

Indemnification Agreements

Our executive officers and the directors of the Company are parties to indemnification agreements with the Company. These agreements provide, among other things, that the Company shall (i) indemnify them against certain liabilities that may arise by reason of their status as executive officers or directors provided they acted in good faith and in a manner reasonably believed to be in the best interests of the Company and, with respect to any criminal action, had no cause to believe their conduct was unlawful, (ii) to advance the expenses actually and reasonably incurred as a result of any proceeding against them by third parties or by or in right of the Company, where the indemnitee acted in good faith in a manner the indemnitee believed to be in the best interest of the Company (subject to repayment if it is determined that the indemnitee is not entitled to indemnification), and (iii) to make a good faith attempt to obtain directors' and officers' insurance. There is no proceeding pending or, to the knowledge of the Company, threatened which may result in a claim for indemnification by any director, officer, employee or agent of the Company.

STOCKHOLDINGS OF CERTAIN BENEFICIAL OWNERS

Beneficial Ownership of Common Stock

The following table presents information concerning the beneficial ownership of the shares of our Common Stock as of August 27, 2012 by:

•	each person we know to be the beneficial owner of 5% or more of the outstanding shares of our common stock;
•	each of our named executive officers;
•	each of our directors; and
•	all of our current executive officers and directors as a group.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power over securities. Except in cases where community property laws apply or as indicated in the footnotes to this table, we believe that each stockholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the stockholder.  The address for each of our directors and named executive officers is c/o National Technical Systems, Inc., 24007 Ventura Boulevard, Calabasas, California 91302.

The percentage of beneficial ownership is based on 11,451,287 shares outstanding on August 27, 2012. In accordance with SEC rules, shares of Common Stock subject to options that are currently exercisable or exercisable within 60 days of August 27, 2012 are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial Owner	Title of Class of Stock	Amount and Nature of Beneficial Ownership		Percent of Class
5% Shareholders
Mill Road Capital, L.P.	Common Stock	1,662,556	(1)	14.1%
382 Greenwich Avenue, Suite One
Greenwich, CT 06830
Dr. Jack Lin	Common Stock	1,086,997	(2)	9.5%
24780 Hermosilla Court,
Calabasas, California 91302
Sandler Capital Management	Common Stock	1,040,289	(3)	9.1%
711 Fifth Avenue
New York, NY 10022
Dimensional Fund Advisors Inc.	Common Stock	649,477	(4)	5.7%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401
Luis Antonio Hernandez	Common Stock	620,160	(5)	5.4%
3069 Misty Harbour Drive,
Las Vegas, Nevada 89117
Sidney Meltzner	Common Stock	608,002	(6)	5.3%
404 21st Street
Santa Monica, California 90402

Current Directors and Named Executive Officers:
Aaron Cohen	Common Stock	1,346,861	(7)(8)	11.7%
Robert Lin	Common Stock	196,359	(7)(8)	1.7%
William McGinnis	Common Stock	194,892	(7)	1.7%
Donald Tringali	Common Stock	158,322	(7)(8)	1.4%
John Gibbons	Common Stock	71,941	(7)(8)	**
Norman Wolfe	Common Stock	57,276	(7)(8)	**
Dan Yates	Common Stock	53,233	(7)(8)	**
Dwight Moore	Common Stock	52,356	(7)(8)	**
John Foster	Common Stock	17,933	(7)	**
Michael El-Hillow	Common Stock	--		**
All current directors and executive officers as a group (twelve persons)	Common Stock	2,176,173	(7)(8)	18.5%

** Indicates less than 1.0%
(1)
Based on Schedule 13D filed by this holder with the SEC on July 7, 2011. According to the Schedule 13D includes (a) 1,362,556 shares of Common Stock, and (b) warrants to purchase 300,000 shares of Common Stock that are exercisable within 60 days from the date of the Schedule 13D.

(2)
Based on Schedule 13D/A filed by this holder with the SEC on December 15, 2011. According to the Schedule 13D/A includes (a) 961,469 shares of Common Stock held directly by Dr. Lin, over which Dr. Lin has sole voting and dispositive power, (b) options to purchase 42,000 shares of Common Stock that have vested or will vest within 60 days from the date of this Schedule 13D and (c) 83,528 shares of Common Stock held by Dr. Lin jointly with his spouse, BettyAnn Lin, over which Dr. and Mrs. Lin share voting and dispositive power.

(3)	Based on Schedule 13D/A filed by this holder with the SEC on March 14, 2012.
(4)	Based on Schedule 13G/A filed by this holder with the SEC on February 14, 2012.
(5)
Based on Schedule 13D/A filed by this holder with the SEC on December 15, 2011. According to the Schedule 13D/A includes (a) 518,000 shares of common stock held by Mr. Hernandez jointly with his spouse, Jacqueline Hernandez, over which Mr. and Mrs. Hernandez share voting and dispositive power, and (b) an aggregate of 102,160 shares of common stock of the issuer held in the names of Mr. Hernandez’s four children, over which Mr. Hernandez and his children share voting and dispositive power. Mr. Hernandez disclaims beneficial ownership of the shares held by his children.

(6)
Based on Schedule 13D/A filed by this holder with the SEC on December 15, 2011. According to the Schedule 13D/A includes (a) 252,500 shares of common stock directly held by Mr. Meltzner, over which Mr. Meltzner has sole voting and dispositive power, (b) 17,500 shares of common stock held by Mr. Meltzner jointly with his spouse, Carole Meltzner, over which Mr. and Mrs. Meltzner share voting and dispositive power, and (c) 338,002 shares of common stock of the issuer directly held by CAS Foundation, over which Mr. Meltzner, as trustee of CAS Foundation, has sole voting and dispositive power. Mr. Meltzner disclaims beneficial ownership of the shares held by CAS Foundation.

(7)	Includes shares covered by options exercisable within 60 days of August 27, 2012, as follows: Cohen, 21,000; Gibbons, 17,500; McGinnis, 62,000; Moore, 33,500; Wolfe, 10,000 and Yates, 17,500.
(8)
Includes non-vested restricted shares as to which the holder has the power to vote but does not have the power to dispose, as follows: Cohen, 4,738; Foster, 9,929; Gibbons, 10,298; R. Lin, 10,298; Tringali, 20,596; Wolfe, 10,298 and Yates, 10,298.

Section 16(a) Beneficial Ownership Reporting Compliance

The Company’s officers, directors and consultants are required to file initial reports of ownership and reports of change in ownership with the SEC. Officers and directors are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on information provided to the Company by individual officers and directors, the Company believes that during the fiscal year ended January 31, 2012 all filing requirements applicable to officers and directors have been complied with.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is composed of three directors each of whom is "independent," as defined under the applicable Nasdaq listing standards and SEC rules and regulations. The Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on our corporate website at www.nts.com.

The Committee recommends to the Board of Directors the appointment of the independent auditors, reviews the scope of audits, reviews significant changes to the Company's accounting principles and practices, reviews significant issues encountered in the course of audit work related to the adequacy of internal controls and oversees the internal audit function.

The Committee reviewed and discussed the audited financial statements with management of the Company and representatives of Ernst & Young LLP. The discussions with Ernst & Young LLP included the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. In addition, the Audit Committee received the written disclosures and the letter regarding independence from Ernst & Young LLP as required by Rule 3526 of the Public Company Accounting Oversight Board and discussed with Ernst & Young LLP their independence.

Based on the review and discussions referred to above, the Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2012 for filing with the SEC.

The Committee also recommended to the Board of Directors, and the Board has appointed, Ernst & Young LLP to audit the corporation's financial statements for the fiscal year ending January 31, 2013, subject to shareholder ratification of that appointment.

AUDIT COMMITTEE
John Gibbons, Chairman
John Foster
Dan Yates

The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference in such filing.

AUDIT FEES AND RELATED MATTERS

The Company paid the following fees to Ernst & Young LLP during fiscal years ending January 31, 2012 and 2011, respectively:

	2012	2011
Audit Fees	$485,300	$427,300
Audit-Related Fees	100,000	115,200
Tax-Related Fees	----	----
All Other Fees	----	----

The audit and audit-related fees for the years ended January 31, 2012 and January 31, 2011 were for professional services rendered for the audits of the consolidated financial statements of the Company, statutory audits, consents, financial due diligence on prospective transactions and assistance with review of documents filed with the SEC.

Policy on Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee administers the Company's engagement of Ernst &Young LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. All services provided by Ernst & Young LLP during the fiscal years ended January 31, 2012 and 2011 were pre-approved by the Audit Committee. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of Ernst & Young LLP, and whether for reasons of efficiency or convenience it is in the best interest of the Company to engage its independent auditor to perform the services. There were no non-audit services performed by Ernst & Young LLP during the fiscal years ended January 31, 2012 and 2011.

Prior to engagement, the Audit Committee pre-approves all independent auditor services. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

SHAREHOLDER PROPOSALS FOR THE 2013 ANNUAL MEETING

Requirements for shareholder proposals to be considered for inclusion in the Company’s proxy materials:

SEC rules and regulations provide that a shareholder wishing to include a proposal in the proxy statement for the Company’s 2013 annual meeting of Shareholders must submit the proposal so that it is received by the Company at its principal executive office, attention Corporate Secretary, at 24007 Ventura Boulevard, Calabasas, California, 91302, no later than May 23, 2013.

Requirements for shareholder proposals to be brought before an Annual Meeting:

In accordance with the Company’s Bylaws, shareholders must deliver notification of their intent to submit a proposal or director nomination for consideration at the 2013 annual meeting between July 6, 2013 and August 5, 2013; provided, however, that if the date of the 2013 annual meeting is advanced by more than 30 days prior to or delayed by more than 30 days after the anniversary of this year’s annual meeting, in order to be timely the shareholder’s notice must be delivered not later than the close of business on the later of the 90th day prior to the 2013 annual meeting and the 10th day following the day on which public announcement of the date of 2013 meeting is first made by the Company.

Shareholders who wish the Nominating Committee to consider a candidate for nomination as a director at the 2013 annual meeting of shareholders must submit advance notice of the nomination to the Committee a reasonable time prior to the mailing date of the proxy statement for the 2013 annual meeting.  The Nominating Committee considers all nominees on their merits.

A shareholder’s notice of a proposed nomination for director to be made at an annual meeting must include the following information:

•	the name and address of the shareholder proposing to make the nomination and of the person or persons to be nominated;

•
a representation that the holder is a shareholder entitled to vote his, her or its shares at the annual meeting and intends to vote his or her shares in person or by proxy for the person or persons nominated in the notice;

•	a description of all arrangements or understandings between the shareholder(s) supporting the nomination and each nominee;

•	any other information concerning the proposed nominee(s) that the Company would be required to include in the proxy statement if the Board of Directors made the nomination; and

•	the consent of the nominee(s) to serve as director if elected.

COMMUNICATIONS WITH DIRECTORS

You may communicate with the members of the Audit Committee, the Compensation Committee, the Governance Committee and the Nominating Committee, or with the Company’s independent directors as a group, by writing to any such person or group c/o of the Corporate Secretary at 24007 Ventura Boulevard, Calabasas, California 91302.

Communications are distributed to the Board of Directors, or to any individual director, depending on the facts and circumstances described in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, including the following: junk mail and mass mailings; product complaints; product inquiries; new product suggestions; resumes and other forms of job inquiries; surveys; and business solicitations or advertisements. In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will not be distributed, with the proviso that any communication that is not distributed will be made available to any independent director upon that director’s request.

Communications that include information better addressed by the complaint hotline supervised by the Audit Committee will be delivered to the hotline.

SEPARATE COPY OF ANNUAL REPORT OR PROXY MATERIALS

If you share an address with another shareholder, each shareholder at the same address may not receive a separate copy of our annual report and proxy materials.  Shareholders who do not receive a separate copy of our annual report and proxy materials, and who want to receive a separate copy, may request to receive a separate copy of our annual report and proxy materials by writing to Investor Relations at National Technical Systems, Inc., 24007 Ventura Boulevard, Calabasas, CA 91302 or by calling (818) 591-0776.  We will undertake to deliver promptly a copy of the annual report or proxy materials, as applicable, upon the receipt of such request.  Shareholders who share an address and receive multiple copies of our annual report and proxy materials may also request to receive a single copy following the instructions above.

IT IS VERY IMPORTANT THAT EVERY SHAREHOLDER VOTES.  WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

ê DETACH PROXY CARD HERE ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE DIRECTOR NOMINEES.

1. Election of Directors.	☐	FOR all director-nominees listed below	☐	WITHHOLD AUTHORITY to vote for all director-nominees listed below	☐	FOR ALL EXCEPT (see instruction below)

Nominees:    01 John Foster  02 William McGinnis 03 Donald Tringali
(INSTRUCTIONS: To withhold authority to vote for any individual director-nominee, write that director-nominee’s name on the space provided below.)

EXCEPTIONS

2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2013.	3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment or adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

☐	FOR	☐	AGAINST	☐	ABSTAIN

IF NO SPECIFICATION IS MADE THIS PROXY WILL BE VOTED “FOR” EACH OF THE DIRECTOR-NOMINEES, AND “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM,.

Please sign exactly as your name(s) appear hereon. Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title. If the signature is for a corporation, please sign full corporate name by authorized officer.

Dated:	, 2012

Signature

Signature

This proxy is solicited on behalf of the Board of Directors, and may be revoked by the shareholder delivering it prior to its exercise by filing with the corporate secretary of the Company an instrument revoking this proxy or a duly executed proxy bearing a later date or by appearing and voting in person at the meeting.

  Please Detach Here
ê You Must Detach This Portion of the Proxy Card Before Returning it in the Enclosed Envelope ê

ê DETACH PROXY CARD HERE ê

BOARD OF DIRECTORS PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

Wednesday October 24, 2012 at 11:00 a.m.

Donald Tringali and William McGinnis, and each of them, with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of National Technical Systems, Inc to be held on October 24, 2012 or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the Proxies will have authority to vote FOR all nominees in Proposal 1, and FOR Proposal 2.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted upon appear on reverse side)

This proxy is solicited on behalf of the Board of Directors, and may be revoked by the shareholder delivering it prior to its exercise by filing with the corporate secretary of the Company an instrument revoking this proxy or a duly executed proxy bearing a later date or by appearing and voting in person at the meeting.

This proxy is valid only when signed and dated.